UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2015

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01 Regulation FD Disclosure

ITG Business Update

ITG interim CEO, Jarrett Lilien, and CFO, Steve Vigliotti, will be presenting at the Credit Suisse 6th Annual Small & Mid Cap Conference today in New York.  At the conference, Messrs. Lilien and Vigliotti intend to provide the following information:

Trading Activity:

September 2015 month-to-date U.S. trading activity saw a modest increase in the percentage of volume from buy-side clients as compared to August 2015.

Customer Status:

ITG senior management has held more than 100 face-to-face client meetings and town halls in the past month to address questions about the previously-disclosed final settlement with the Securities and Exchange Commission in connection with a proprietary trading pilot that operated for 16 months in 2010 through mid-2011.

In the past two weeks, a number of ITG clients have agreed to resume trading, including some large clients, with additional clients expected to follow suit in the coming weeks.

ITG Platforms signed up a large new hedge fund client in early September for the Triton execution management system (EMS) to trade equities, swaps and foreign exchange, and a number of other prospective clients are in the pipeline.

Capital Position:

ITG reaffirms its capital return guidance for full year 2015 of Free Cash Flow (as defined) plus $15 million through a combination of share repurchases and dividends.  The ultimate amount, timing and methods of share repurchases will be subject to certain factors, including: corporate activity which may necessitate alternative uses of capital, regulatory requirements, share price, and market and business conditions.

ITG generated positive Free Cash Flow during the month of August 2015.

The information contained herein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITG Forward Looking Statements:

In addition to historical information, this 8-K may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2014 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and regulatory scrutiny, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies and our ability to attract and retain talented employees.  The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ Angélique F. M. DeSanto
Angélique F. M. DeSanto
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant
Dated: September 17, 2015